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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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First Regional Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PRELIMINARY COPY
SUBJECT TO COMPLETION

1801 CENTURY PARK EAST
CENTURY CITY, CALIFORNIA 90067

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2009

        NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF FIRST REGIONAL BANCORP (the "Company") that, pursuant to the Bylaws of the Company and the call of its Board of Directors, the 2009 Annual Meeting of Shareholders of First Regional Bancorp will be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Thursday, May 21, 2009, at 11:00 a.m., for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors.    Electing the following three (3) persons to the Board of Directors (Class 1 Directors) to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 1

    Gary M. Horgan
    Thomas E. McCullough
    Richard E. Schreiber

  2.
  Approval to Amend and Restate the Company's 2005 Stock Option Plan.    Approving an amendment and restatement of the Company's 2005 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 to 800,000 shares.

  3.
  Authorization to Issue Preferred Stock.    Approving an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to ten million (10,000,000) shares of preferred stock.

  4.
  Other Business.    Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 2009 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors

Thomas E. McCullough, Corporate Secretary First Regional Bancorp

Dated: April [    ], 2009

        The Bylaws of the Company provide for the nomination of directors in the following manner:

          "Section 2.11. Nomination of Directors. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nominations are to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to the nomination of a person to replace a proposed nominee who had died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

        YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS OF THE COMPANY'S BOARD OF DIRECTORS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS EXERCISED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF YOUR REVOCATION OF YOUR PROXY, OR BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2009

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2009 Annual Meeting of Shareholders (the "Meeting") of First Regional Bancorp (the "Company") to be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Thursday, May 21, 2009, at 11:00 a.m., and at any and all adjournments thereof.

        This Proxy Statement and the enclosed form of proxy are first being sent to shareholders eligible to receive notice of and vote at the Meeting on or about April [            ], 2009. Shareholders who owned shares of the Company's common stock, no par value (the "Common Stock") on March 31, 2009 (the "Record Date") are entitled to vote at the Meeting.

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors.    Electing the following three (3) persons to the Board of Directors (Class 1 Directors) to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 1

    Gary M. Horgan
    Thomas E. McCullough
    Richard E. Schreiber

  2.
  Approval to Amend and Restate the Company's 2005 Stock Option Plan.    Approving an amendment and restatement of the Company's 2005 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 600,000 to 800,000 shares.

  3.
  Authorization to Issue Preferred Stock.    Approving an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to ten million (10,000,000) shares of preferred stock.

  4.
  Other Business.    Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. When you sign the Proxy, you appoint each of Gary M. Horgan and Lawrence J. Sherman, directors of the Company, as your representatives at the Meeting (that is, your Proxy Holders). Any shareholder who executes and delivers such a Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and by voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy.

        IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED IN THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

Persons Making The Solicitation

        This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiary, First Regional Bank (the "Bank"), may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it advisable.

VOTING SECURITIES

        There were issued and outstanding 11,836,016 shares of Common Stock on March 31, 2009, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock, of which there were approximately 1,500 as of the record date, will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders. Pursuant to the Company's Bylaws, shares may not be cumulated for purposes of electing directors. Directors are elected by plurality vote. Abstentions and broker non-votes do not have the effect of a vote in opposition to the election of a director.

        California law provides that any shareholder action at the Meeting requires a quorum. A quorum for action to be taken at the Meeting will consist of a majority of the shares of Common Stock that are entitled to vote at the Meeting. Therefore, at the Meeting, the presence, in person or by proxy, of the holders of at least 5,918,009 shares of Common Stock will be required to establish a quorum. Abstentions and broker non-votes are counted towards the establishment of a quorum.

        If a quorum is present at the Meeting, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote shall be necessary to ratify and approve the amendment and restatement of the 2005 Plan. Abstentions will have the same effect as votes against such proposal, and broker non-votes will not have any effect on the proposal to amend the 2005 Plan.

        If a quorum is present at the Meeting, the affirmative vote of a majority of the shares of Common Stock outstanding as of March 31, 2009, or at least 5,918,009 shares, shall be necessary to effectuate approval of the proposed amendment and restatement of the Company's Articles of Incorporation to authorize the issuance of preferred stock. Abstentions and broker non-votes will have the effect as a vote against the proposal to the amend the Articles of Incorporation.

 SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Management of the Company does not know of any persons other than those set forth below who are the beneficial owners of more than 5% of the outstanding Common Stock as of March 31, 2009. The following table sets forth certain information, as of March 31, 2009, concerning the beneficial ownership of the outstanding Common Stock by (i) each person known to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the directors and director nominees of the Company; (iii) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of the Company's executive officers and directors as a group.

Name and Title(1)	Common Stock Beneficially Owned(2)(3)		Percent of Class(3)
Fred M. Edwards Director	103,000	(4)	*
H. Anthony Gartshore President and Chief Executive Officer and Director	435,902	(5)	3.575%
Gary M. Horgan Chairman of the Board and Director	79,500	(6)	*
Thomas E. McCullough Corporate Secretary and Director	316,353	(7)	2.631%
Richard E. Schreiber Director	43,065	(8)	*
Lawrence J. Sherman Vice Chairman of the Board	191,900	(9)	1.607%
Jack A. Sweeney Chairman Emeritus and principal shareholder	3,514,797	(10)	28.829%
Marilyn J. Sweeney Director	453,412	(11)	3.807%
Steven J. Sweeney General Counsel	469,300	(12)	3.947%
All Directors and Executive Officers as a Group (10 in Number)	5,626,958	(13)	42.813%
Wellington Management Company, LLP	943,739	(14)	7.973%
Bay Bond Partners, L.P.	667,917	(15)	5.643%

*
Less than 1%.

(1)
The address of each director and named executive officer is c/o First Regional Bancorp, 1801 Century Park East, Century City, California 90067.

(2)
This figure includes shares beneficially owned, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Unless otherwise indicated, the persons named herein have sole voting power over shares reported.

(3)
Shares subject to options held by directors and officers that were exercisable within 60 days after the Record Date ("vested"), are treated as outstanding for the purpose of computing the number and percentage of outstanding securities of the class owned by such person but not for the purpose of computing the percentage of the class owned by any other person.

(4)
This figure, as well as percentage of class, includes as if currently outstanding, 75,000 shares underlying vested but unexercised stock options granted to Mr. Edwards pursuant to the Company's 1999 Stock Option Plan.

(5)
This figure includes 13,590 shares of the Company's Employee Stock Ownership Plan (the "ESOP") and 20,651 shares held in the Company's 401(k) Plan ("401(k) Plan"). This figure, as well as percentage of class, also includes as if currently outstanding, 355,710 shares underlying vested but unexercised stock options granted to Mr. Gartshore pursuant to the Company's 1999 Stock Option Plan.

(6)
This figure, as well as percentage of class, includes as if currently outstanding, 55,500 shares underlying vested but unexercised stock options granted to Mr. Horgan pursuant to the Company's 1999 Stock Option Plan. Mr. Horgan disclaims beneficial interest in 240 shares held by him, which are not included in this figure.

(7)
This figure includes 14,050 shares in the ESOP and 42,308 shares held in the 401(k) Plan. This figure, as well as percentage of class, also includes as if currently outstanding, 186,420 shares underlying vested but unexercised stock options granted to Mr. McCullough pursuant to the Company's 1999 Stock Option Plan.

(8)
This figure, as well as percentage of class, includes as if currently outstanding, 43,065 shares underlying vested but unexercised stock options granted to Mr. Schreiber pursuant to the Company's 1999 Stock Option Plan.

(9)
This figure, as well as percentage of class, includes as if currently outstanding, 105,000 shares underlying vested but unexercised stock options granted to Mr. Sherman pursuant to the Company's 1999 Stock Option Plan.

(10)
This figure includes 90,000 shares held by the Sweeney Foundation, over which Mr. Sweeney shares voting and investment power, 68,172 shares held in the 401(k) Plan and no shares held as the trustee of the ESOP as the ESOP shares are fully allocated. While Mr. Sweeney exercises voting power over unallocated ESOP shares, Mr. Sweeney does not participate beneficially in the ESOP. Mr. Sweeney's business address is 1801 Century Park East, 8th Floor, Century City, California 90067. This figure, as well as percentage of class, includes as if currently outstanding, 355,710 shares underlying vested but unexercised stock options granted to Mr. Sweeney pursuant to the Company's 1999 Stock Option Plan. Jack Sweeney disclaims beneficial ownership of shares held by the Sweeney Foundation and the ESOP, and this report shall not be deemed an admission that Jack Sweeney is a beneficial owner of such shares for any purpose.

(11)
This figure includes 90,000 shares held by the Sweeney Foundation, over which Ms. Sweeney shares voting and investment power. This figure also includes 21,003 shares held by the Brandon John Trice Irrevocable Trust, 21,003 shares held by the Nicholas Akira Sweeney Irrevocable Trust, and 4,206 shares held by the Jaclyn Yuki Sweeney Irrevocable Trust, of which trusts Marilyn J. Sweeney serves as sole trustee but not beneficiary. This figure, as well as percentage of class, includes as if currently outstanding 75,000 shares underlying vested but unexercised stock options granted to Marilyn J. Sweeney pursuant to the Company's 1999 Stock Option Plan. Marilyn Sweeney disclaims beneficial ownership of shares held by the Sweeney Foundation, the Brandon John Trice Irrevocable Trust, the Nicholas Akira Sweeney Irrevocable Trust and the Jaclyn Yuki Sweeney Irrevocable Trust, and this report shall not be deemed an admission that Marilyn Sweeney is a beneficial owner of such shares for any purpose.

(12)
This figure includes 84,000 shares held by the Steven John Sweeney Irrevocable Trust, of which Steven J. Sweeney is the sole trustee and sole beneficiary. This figure also includes 118,000 shares held by the Patricia Lynne Sweeney Irrevocable Trust and 98,000 shares held by the Cynthia Louise McLean Irrevocable Trust, of which trusts Steven J. Sweeney serves as sole trustee but not beneficiary. This figure also includes as if currently outstanding 56,565 shares underlying vested but unexercised stock options granted to Steven J. Sweeney pursuant to the Company's 1999 Stock Option Plan. This figure also includes 3,243 shares in the ESOP, 13,492 shares held in the 401(k) Plan and 90,000 shares held by the Sweeney Foundation, for which Steven J. Sweeney shares voting and investment power. Steven Sweeney disclaims beneficial ownership of shares held by the Sweeney Foundation, the Patricia Lynne Sweeney Irrevocable Trust and the Cynthia Louise McLean Irrevocable Trust, and this report shall not be deemed an admission that Steven Sweeney is a beneficial owner of such shares for any purpose.

(13)
This figure, as well as percentage of class, includes as if currently outstanding, 1,307,100 shares vested, or which will vest within sixty (60) days of the Record Date to all officers and directors as a group, but which have not been exercised pursuant to the Company's 1999 Stock Option Plan.

(14)
Pursuant to Amendment No. 4 to Schedule 13G, filed with the Securities and Exchange Commission on February 17, 2009, Wellington Management Company, LLP ("Wellington Management") shares voting power with respect to 943,739 shares of Common Stock, and shares dispositive power with respect to 1,169,273 shares of Common Stock as of December 31, 2008. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Certain of Wellington Management's client accounts hold securities of the Company. In its capacity as investment adviser or investment sub-adviser to such accounts, under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder, Wellington Management may be deemed to share beneficial ownership of such securities. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

(15)
Pursuant to Amendment No. 1 to Schedule 13G, filed with the Securities and Exchange Commission on February 17, 2009, Bay Bond Partners, L.P. ("Bay Bond") and Wellington Hedge Management, LLC ("Wellington") share beneficial ownership with respect to 667,917 shares of Common Stock as of December 31, 2008. The mailing address is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

 DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and certain information as of March 31, 2009, concerning the directors and the executive officers(16) of the Company:

	Age	Business Experience During the Past Five Years	Year First Appointed or Elected Director or Officer of the Company
Fred M. Edwards Director	74	Vice Chairman, Stern Fisher Edwards (securities brokerage); President, Fisher Edwards Investment Counsel (investment advisors)	1999
H. Anthony Gartshore President and Chief Executive Officer and Director	65	President and Chief Executive Officer, First Regional Bancorp and First Regional Bank	1996	(17)
Gary M. Horgan Chairman of the Board	61	Partner, Horgan, Rosen, Beckham & Coren, LLP. (law firm)	1997	(17)
Thomas E. McCullough Corporate Secretary and Director	56	Corporate Secretary, First Regional Bancorp; Executive Vice President and Chief Operating Officer, First Regional Bank	1993
Richard E. Schreiber Director	68	Partner, Tatum, LLC (professional services firm)	2003
Lawrence J. Sherman Vice Chairman of the Board	85	Vice Chairman, First Regional Bancorp	1981
Jack A. Sweeney Founder and Chairman Emeritus	79	Founder and Chairman Emeritus, former Chairman of the Board and former Chief Executive Officer of First Regional Bancorp and First Regional Bank	1981	(17)
Marilyn J. Sweeney Director	68	Investor	2009	(18)
Steven J. Sweeney General Counsel	44	General Counsel, First Regional Bancorp; Executive Vice President and General Counsel, First Regional Bank	2003	(19)
Elizabeth Thompson Chief Financial Officer	48	Chief Financial Officer of First Regional Bancorp and First Regional Bank	2003	(20)

(16)
As used throughout this Proxy Statement, the term "executive officer" means the Company's President and Chief Executive Officer, Corporate Secretary, General Counsel and Chief Financial Officer

(17)
Effective January 2, 2008, Jack A. Sweeney relinquished his roles as Chief Executive Officer of First Regional Bancorp and First Regional Bank to the Company's and the Bank's President, H. Anthony Gartshore. Effective January 2, 2009,

  Mr. Sweeney resigned as a director of the Board and as Chairman of the Board, at which time Gary M. Horgan was appointed Chairman of the Board of First Regional Bancorp and First Regional Bank.

(18)
Effective January 2, 2009, Marilyn J. Sweeney was appointed as a Class 2 Director to fill the Board position vacated by Jack A. Sweeney.

(19)
Steven J. Sweeney was appointed a Director of the Company's subsidiary, First Regional Bank, in May 2003. Mr. Sweeney became the Bank's Executive Vice President and General Counsel effective July 2003, and was later appointed General Counsel of First Regional Bancorp.

(20)
Elizabeth Thompson was appointed the Company's and the Bank's Chief Financial Officer effective January 2003.

 PROPOSAL 1

ELECTION OF DIRECTORS

Number of Directors; Classification of Board

        The Company's Bylaws currently provide for a range of five (5) to nine (9) directors, and permit the exact number of directors of the Company to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at seven (7). The Company's Bylaws provide for a classified board of directors. In 2007, three Class 1 directors, Gary M. Horgan, Thomas E. McCullough and Richard E. Schreiber, were elected to terms expiring in 2009. The four Class 2 directors, Jack A. Sweeney, H. Anthony Gartshore, Lawrence J. Sherman and Fred M. Edwards, were elected in 2008 to terms expiring in 2010. Effective January 2, 2009, Jack A. Sweeney resigned as a director and as Chairman of the Board, and the Board unanimously approved by resolution the appointment of Marilyn J. Sweeney to fill such vacancy as a Class 2 director and to serve until the 2010 Meeting and until her successor is elected and has qualified, and to appoint Gary M. Horgan to the position of Chairman of the Board.

Nominees

        The Board of Directors has nominated the following individuals for election as Class 1 Directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified:

  Gary M. Horgan
  Richard R. Schreiber
  Thomas E. McCullough

all of whom are currently members of the Company's Board and each of whom has consented to being named in this Proxy Statement and has agreed to serve if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of competing nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Selection and Evaluation of Director Candidates

  Nomination of Directors

        The Company's Board of Directors does not have a standing nominating committee. The independent members of the Board assume the responsibility for identifying candidates for membership on the Board and make determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M.

Edwards, Gary M. Horgan, Richard E. Schreiber and Lawrence J. Sherman. The Board has adopted a resolution addressing the nominations process.

        The Board's policies with respect to director nominees have been to consider, among other factors: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; and (c) availability and willingness to devote time to fully participate in the work of the Board and its committees.

        In considering a candidate, the Board conducts a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included having a reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, at least some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

  Shareholder Nominees

        The Company's Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to:

    Thomas E. McCullough
    Corporate Secretary
    First Regional Bancorp
    1801 Century Park East
    Century City, California 90067

        In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Shareholders' Meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board of Directors and Committees of the Board

        During 2008, the Board of Directors of the Company held twelve (12) regular meetings and four (4) special meetings. Also during 2008, the Board of Directors of the Bank held twelve (12) regular meetings and two (2) special meetings.

        The Board of Directors of the Company has an Audit Committee composed of Messrs. Edwards, Schreiber and Sherman, each of whom is deemed to be an independent director. This committee is responsible for overseeing internal audit functions and for interfacing with the Company's independent certified public accountants, Deloitte & Touche LLP. The Audit Committee met twelve (12) times during 2008.

        The Company has a Compensation Committee, which consists of Messrs. Edwards, Horgan, Schreiber and Sherman, each of whom is deemed to be an independent director. The Compensation Committee is responsible for reviewing and approving the Company's overall compensation and benefit programs, and for administering the compensation of the Company's executive and senior officers. The

Compensation Committee is also responsible for establishing the compensation for the senior executive officers of the Company and its subsidiaries consistent with the Company's business plans, strategies and goals. The Compensation Committee establishes the factors and criteria upon which the executive officers' compensation is based and how such compensation relates to the Company's performance, general compensation policies, competitive realities and regulatory requirements. The Compensation Committee does not have a charter.

        The primary goal of the Company's compensation philosophy is to link a substantial portion of executive compensation (particularly the compensation of the Chairman of the Board of Directors, the CEO and the senior executive officers) to the profitability of the Company. The Committee attempts to achieve this goal by tying the annual bonus to what it believes are the most significant measures of profitability: net income and earnings per share, return on equity, return on assets, and asset quality.

        The second goal of the compensation philosophy is to attract and retain highly competent executives. The Compensation Committee attempts to achieve this objective by setting base compensation and incentives at competitive levels and by making recommendations to the Board of Directors regarding stock option awards. Annually, the Compensation Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company.

        The Compensation Committee met three (3) times during 2008.

        The Company's Board of Directors does not have a standing nominating committee. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M. Edwards, Gary M. Horgan, Lawrence J. Sherman and Richard E. Schreiber.

        During 2008, no director of the Company attended fewer than 75% of the aggregate meetings of the Company's Board of Directors and its Committees on which such director served during the period for which they had been a director.

        The Company's Board of Directors has determined that a majority of the directors on the Board are "independent," as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq"). These independent directors include Fred M. Edwards, Gary M. Horgan, Richard E. Schreiber and Lawrence J. Sherman, comprising a majority of the Company's Board of Directors, which currently has seven members.

The Board of Directors recommends a vote "FOR" the election of the Board of Directors' nominees.

 DIRECTOR COMPENSATION

        Directors who are also officers of the Bank or the Company do not receive fees for service on the Board or the Committees. Accordingly, H. Anthony Gartshore, Thomas E. McCullough and Jack A. Sweeney are not included in this table because they were employees during 2008 and therefore received no compensation for their services as a director. In addition, Marilyn J. Sweeney became a Class 2 director of the Company on January 2, 2009. Accordingly, Marilyn Sweeney did not receive fees as a director of the Company during 2008. However, Marilyn Sweeney served as a director of First Regional Bank during 2008 and received $66,750 in 2008 for her service as a director of the Bank. Currently, each outside director receives $2,500 for each regular meeting of the Board of Directors of the Bank attended, $750 for each special meeting of the Bank's Board attended, and no compensation for meetings of the Company's Board. In addition, outside directors who are members of the Company's

Audit Committee receive $750 for each meeting of the Audit Committee attended; and outside directors who are members of the Bank's Senior Loan Committee receive $750 for each meeting of the Senior Loan Committee attended. Lawrence J. Sherman also receives a monthly retainer of $2,000 for serving as Vice Chairman. The Bank furnishes and plans to continue to furnish to Lawrence J. Sherman the use of a Bank-owned automobile, which is intended primarily for Bank business purposes. The estimated value of his personal usage of the automobile is included below in All Other Compensation. The directors of the Company received the following director compensation during 2008:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (21),(22)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings(23)	All Other Compensation	Total
Fred M. Edwards	$77,000	—	$1,666	—	—	—	$78,666
Gary M. Horgan	$53,750	—	$1,666	—	—	—	$55,416
Richard E. Schreiber	$78,500	—	$43,465	—	—	—	$124,865
Lawrence J. Sherman	$103,250	—	$1,666	—	$0	$2,645	$107,561

(21)
The amounts in this column represent the 2008 compensation cost of option awards granted. The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period. The terms of the 1999 and 2005 Plans are described in "Summary Compensation—Employment Arrangements and Other Factors Affecting 2008 Compensation-Stock-Based Compensation" below.

Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model. See the Company's Annual Report on Form 10-K, at Note 12 to the Company's Consolidated Financial Statements for the year ended December 31, 2008 regarding the Company's assumptions made with respect to the valuation of awards. No stock options for directors were forfeited during 2008.

(22)
Outstanding stock options held by each outside director at December 31, 2008 are as follows: Fred M. Edwards, 85,000 option shares; Gary M. Horgan, 65,500 option shares; Richard E. Schreiber, 74,500 option shares; and Lawrence J. Sherman, 115,000 option shares.

(23)
There were no preferential earnings credited to Mr. Sherman's 1990 Deferral Plan account during 2008. The terms of the 1990 Deferral Plans are described under the section entitled "Summary Compensation—Employment Arrangements and Other Factors Affecting 2008 Compensation—Deferred Compensation Plan—1990 Deferred Compensation Plan" below.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains summary compensation information for the fiscal years ended December 31, 2008 and 2007 with respect to (i) H. Anthony Gartshore, our current President and Chief Executive Officer, and Jack A. Sweeney, who served as the Company's Chief Executive Officer until January 2, 2008; and (ii) Thomas E. McCullough and Steven J. Sweeney, the Company's two other most highly compensated executive officers (collectively, the "named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary (25)	Bonus	Option Awards (26)	Nonqualified Deferred Compensation Earnings (27)	All Other Compensation (28)	Total
Jack A. Sweeney	2008	$750,000	$0	$48,206	$60,072	$169,836	$1,028,113
Founder and Chairman	2007	$750,000	$1,487,500	$116,940	$68,576	$434,528	$2,857,544
Emeritus, Former Chief
Executive Officer of the
Company and the Bank(24)
H. Anthony Gartshore	2008	$600,000	$0	$56,102	$15,403	$164,766	$836,270
President and Chief Executive	2007	$450,000	$762,500	$116,940	$20,693	$148,080	$1,498,214
Officer of the Company and
the Bank(24)
Thomas E. McCullough	2008	$415,000	$0	$35,211	$7,848	$81,248	$539,306
Corporate Secretary of the	2007	$340,000	$250,000	$65,630	$4,969	$85,216	$745,816
Company; Executive Vice
President and Chief
Operating Officer of the
Bank
Steven J. Sweeney	2008	$260,000	$50,000	$46,365	$782	$40,883	$398,030
General Counsel of the	2007	$220,000	$60,000	$44,750	$435	$52,388	$377,573
Company; Executive Vice
President and General
Counsel of the Bank

(24)
Effective January 2, 2008, Jack A. Sweeney relinquished his role as Chief Executive Officer to the Company's President, H. Anthony Gartshore.

(25)
Each of the named executive officers deferred a portion of their salaries under the 1996 Deferral Plan, which is included in this column.

(26)
The 2008 amounts in this column represent the 2008 compensation cost of option awards granted during and prior to 2008. Options granted in 2008 to named executive officers included 95,000 from the 2005 Stock Option Plan. The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period. The terms of the 2005 and 1999 Plans pursuant to which these stock options were granted are described in "—Employment Arrangements and Other Factors Affecting 2008 Compensation-Deferred Compensation Plan-1990 Deferred Compensation Plan" below. Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model. See the Company's Annual Report on Form 10-K, at Note 12 to the Company's Consolidated Financial Statements for the year ended December 31, 2008 regarding the Company's assumptions made with respect to the valuation of awards. No stock options were forfeited by named executive officers during 2008.

(27)
The 2008 amounts shown represents preferential earnings credited to each of the named executive officers' Income Deferral Plans accounts during 2008. The terms of the Income Deferral Plans are described under the section entitled "—Employment Arrangements and Other Factors Affecting 2008 Compensation—Deferred Compensation Plan—Deferred Compensation Plans" below.

(28)
The 2008 amounts shown in "All Other Compensation" include the following:

ALL OTHER COMPENSATION

	Jack A. Sweeney	H. Anthony Gartshore	Thomas E. McCullough	Steven J. Sweeney
Company Matching Contributions to 1996 Deferral Plan(a)	$22,500	$120,000	$41,500	$3,900
Income from Split Dollar Insurance Policies(b)	$106,046	$—	—	—
Other Perquisites and Benefits(c)	$41,290	$44,766	$39,748	$36,983
Total	$169,836	$164,766	$81,248	$40,883

(a)
Figures are for 2008. See Employment Arrangements and Other Factors Affecting 2008 Compensation below for more information.

(b)
Income during 2008 attributed to the economic value of that portion of the split dollar insurance policies which benefits a life insurance trust established by Mr. Sweeney. Of these amounts, Mr. Sweeney's life insurance trust reimbursed the Company $61,830 for 2008.

(c)
Represents the total amount of all other perquisites and benefits provided during 2008, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executive officer. These benefits include the following: (i) the Company's matching contributions to the 401(k) Plan; (ii) the allocation of Company contributions to the ESOP; (iii) the estimated value of the officer's personal usage of a Bank-owned automobile, which is in intended primarily for Bank business purposes; (iv) life and medical insurance benefits provided by the Bank; and (v) Bank-provided memberships in various clubs and organizations, intended primarily for business development purposes.

Employment Arrangements and Other Factors Affecting 2008 Compensation

  Employment Arrangements.

        The Company does not have any employment agreements or other formalized employment arrangements with any of its named executive officers.

  Split-Dollar Life Insurance.

        During 2000, the Company purchased two split dollar life insurance policies on behalf of the Chairman. The policies were fully funded at purchase. The Company and the Chairman's estate are co-beneficiaries, with each receiving a certain amount upon death of the officer. The Chairman reimburses the Bank for the cost of this benefit each year. For details on the particular benefits payable pursuant to the split-dollar life insurance policies to the Chairman assuming cessation of affiliation from the Company occurred on December 31, 2008, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to Split-Dollar Life Insurance Policies."

  Stock-Based Compensation.

        Stock-based compensation is paid through equity based awards issued under the First Regional Bancorp 2005 Stock Option Plan (the "2005 Plan") and was previously paid through equity based awards issued under the First Regional Bancorp 1999 Stock Option Plan (the "1999 Plan"), of which all of the options available under the 1999 Plan have been granted. The Board of Directors has granted stock options under the 1999 Plan to a number of members of senior management, including all of the Company's executive officers. Under both plans, options may be granted at a price not less than the fair market value of the stock at the date of grant. Accordingly, all options were awarded at or above the market value of the Common Stock on the date of grant. The Committee recommended these grants as additional incentives to the Company's senior officers to improve performance and to increase the Company's stock price. The options have a vesting schedule of at least seven years, with an expiration of ten years from the date of grant.

        In 2005, the Board of Directors adopted the 2005 Plan, which provides for the grant of nonqualified employee stock options only. The 2005 Plan is intended to allow the Company the ability to grant stock options to persons who had not previously been awarded option grants commensurate with their positions. Stock options totaling 497,300 were granted during 2008, of which 95,000 were granted to the named executive officers and are reported in the table under the heading "—Outstanding Equity Awards at 2008 Fiscal Year-End" below.

        For additional information regarding the terms of the 2005 Plan, see "Proposal 2 Amendment and Restatement of the Company's 2005 Stock Option Plan," below.

  Deferred Compensation Plans.

        The Company's named executive officers are eligible to participate in two deferred compensation plans, namely the First Regional Bancorp/First Regional Bank 1990 Deferred Compensation Plan (the "1990 Deferral Plan") and the First Regional Bank 1996 Deferred Compensation Plan (the "1996 Deferral Plan" and, together with the 1990 Deferral Plan, the "Income Deferral Plans"), as more fully discussed below.

        1990 Deferred Compensation Plan.    Participation in the 1990 Deferral Plan is limited to a select group of employees and members of the Board of Directors of the Company and the Bank, as determined by the members of the Executive Committee of the Company at least once each fiscal year. Currently, among the Company's directors and named executive officers, participation under the 1990 Deferral Plan is limited to Jack A. Sweeney, H. Anthony Gartshore and Lawrence J. Sherman, Vice Chairman of the Board. The purpose of the 1990 Deferral Plan is to permit designated employees and directors of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals of their eligible compensation.

        Each eligible participant under the 1990 Deferral Plan may elect, in his or her discretion, to defer to a designated account (i) up to one-half of his or her base salary to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or next following fiscal year, (ii) up to all of any bonus to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or following fiscal year, and (iii) up to all of any director's fees to be earned or accrued one month or more after becoming eligible to participate in the 1990 Deferral Plan during the current or next following fiscal year. Earnings are credited to all account balances at the rate equal to the Prime Rate as quoted by the

Bank at all times during the applicable fiscal year. The 1990 Deferral Plan does not provide for any Company matching contributions.

        For details on the particular benefits payable under the 1990 Deferral Plan, assuming Termination of Employment at December 31, 2008, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to the 1990 Deferral Plan."

        1996 Deferred Compensation Plan.    Participation in the 1996 Deferral Plan is limited to a select group of management or highly compensated employees, as determined by the Board of Directors. Currently, participation under the 1996 Deferral Plan is limited to the named executive officers and certain other senior officers of the Bank. The purpose of the 1996 Deferral Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make elective deferrals of his or her then-current base salary to which they will become entitled in the future.

        The 1996 Deferral Plan allows participating employees to defer receipt of a portion of their base salary from the Company to a designated account (up to four percent (4%) of base salary for each of H. Anthony Gartshore and Thomas E. McCullough, and up to three percent (3%) of base salary for all other eligible employees). Earnings are credited to all account balances at the rate of seven and one-half percent (7 1/2%) per annum, compounded monthly, or such other rate as the Board of Directors may from time to time determine. Except for Jack A. Sweeney, H. Anthony Gartshore and Thomas E. McCullough, participants are also eligible for an annual Company matching contribution as follows (represents the participant's age at his or her birthday nearest to the last day of the plan year in which the contribution is accrued): not more than 52 years: 50% of base salary deferred; at least 53 years but not more than 62 years: 100% of base salary deferred; at least 63 years: 200% of base salary deferred. During 2008, each of Jack A. Sweeney, H. Anthony Gartshore and Thomas E. McCullough was eligible for an annual Company matching contribution at the rate of 100%, 500% and 250%, respectively, of his base salary deferred pursuant to the 1996 Deferral Plan (or up to 3%, 20% and 10%, respectively, of total salary).

        For details on the particular benefits payable under the 1996 Deferral Plan, assuming Termination of Employment at December 31, 2008, see "—Potential Payments upon Termination or Change of Control—Payments Pursuant to the 1996 Deferral Plan."

        The named executive officers' 2008 and 2007 contributions to the Income Deferral Plans, together with Company matching contributions pursuant to the 1996 Deferral Plan and aggregate earnings credited to the officers' accounts during fiscal 2008 and 2007 and total account balances as of the end of 2008 and 2007, are provided in the Summary Compensation Table above under the column entitled "Nonqualified Deferred Compensation Earnings."

  Other Programs.

        The Company also provides its named executive officers and other senior officers (and other employees) with perquisites and other personal benefits that it believes are reasonable and consistent with its overall compensation program to attract and retain qualified executive and senior officers and to facilitate the performance of executives' management responsibilities.

        401(k) Plan.    The Company sponsors a defined contribution 401(k) Plan benefiting substantially all employees. At the discretion of the Board of Directors, the Company matches employee contributions. Of the first 5% of wages contributed by an employee, the Company provides 80% matching (or 4% of total wages). Company contributions are invested on the same basis as the employee's contributions, per the employee's instructions.

        Employee Stock Ownership Plan and Trust.    In 1998, the Company established for eligible employees an Employee Stock Ownership Plan and Trust ("ESOP") to invest exclusively in the Common Stock for the benefit of Bank employees. The primary purpose of the ESOP is to enhance the alignment of employee incentives with the performance of the Company and its stock. Eligible full-time and part-time employees employed with the Bank who have been credited with at least 1,000 hours during a 12-month period and who have attained age 21 are eligible to participate. Shares of Common Stock purchased by the ESOP are held in a trust account for allocation among participants as the loan is repaid. The number of shares allocated each plan year is dependent upon the ratio of that year's total loan payment to the aggregate payments scheduled to occur throughout the term of the loan. The annual allocation of shares is apportioned among participants on the basis of compensation in the year of allocation. ESOP benefits generally become 100% vested after an employee completes seven years of credited service. Benefits are payable upon death, retirement or disability.

        Other Perquisites and Benefits.    The Bank furnishes and plans to continue to furnish to certain officers the use of Bank-owned automobiles, which are intended primarily for Bank business purposes. The Bank has also provided and plans to continue to provide certain of its officers with specified life and medical insurance benefits. In addition, the Bank provided certain of its executive officers with memberships in various clubs and organizations, primarily for business development purposes. For additional information on benefits and perquisites, see the Summary Compensation Table included in the section entitled "—Summary Compensation."

Outstanding Equity Awards at 2008 Fiscal Year-End

        During 2008, options to all employees and directors totaling 8,700 were granted pursuant to the 1999 Plan and options totaling 497,300 were granted pursuant to the 2005 Plan.

        The following table sets forth certain information regarding the holdings of stock options by the Company's named executive officers at December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jack A. Sweeney	0	10,000	(29)	$7.50	07/01/18
	55,710	22,290	(30)	$6.93	09/01/13
	300,000	0	(31)	$3.84	11/01/12
H. Anthony Gartshore	0	50,000	(32)	$5.01	07/01/18
	55,710	22,290	(30)	$6.93	09/01/13
	300,000	0	(31)	$3.84	11/01/12
Thomas E. McCullough	0	25,000	(33)	$5.01	07/01/18
	36,420	14,580	(34)	$6.93	09/01/13
	150,000	0	(31)	$3.84	11/01/12
Steven J. Sweeney	0	10,000	(35)	$4.24	07/01/18
	53,565	21,435	(36)	$6.93	09/01/13

(29)
The option was granted on July 31, 2008 and vests over seven years as follows: 1,400 option shares on August 1, 2009, 2010, 2011, 2012, 2013, 2014 and 1,600 option shares on August 1, 2015.

(30)
The option was granted on September 22, 2003 and vests over seven years as follows: 11,142 option shares on October 1 2004, 2005, 2006, 2007, 2008, 2009 and 11,148 option shares on October 1, 2010.

(31)
The option was granted on November 12, 2002 and is fully vested.

(32)
The option was granted on July 31, 2008 and vests over seven years as follows: 7,000 option shares on August 1, 2009, 2010, 2011, 2012, 2013, 2014 and 8,000 option shares on August 1, 2015.

(33)
The option was granted on July 31, 2008 and vests over seven years as follows: 3,500 option shares on August 1, 2009, 2010, 2011, 2012, 2013, 2014 and 4,000 option shares on August 1, 2015.

(34)
The option was granted on September 22, 2003 and vests over seven years as follows: 7,284 option shares on October 1 of 2009 and 7,296 option shares on October 1, 2010.

(35)
The option was granted on July 25, 2008 and vests over seven years as follows: 1,400 option shares on August 1 of 2009, 2010, 2011, 2012, 2013, 2014 and 1,600 option shares on August 1, 2015.

(36)
The option was granted on September 22, 2003 and vests over seven years as follows: 10,713 option shares on October 1 of 2004, 2005, 2006, 2007, 2008, 2009 and 10,722 option shares on October 1, 2010.

Description of the Company's Stock Option Plans

        Stock-based compensation is paid through equity based awards issued under the First Regional Bancorp 2005 Stock Option Plan (the "2005 Plan") and was previously paid through equity based awards issued under the First Regional Bancorp 1999 Stock Option Plan (the "1999 Plan"), of which all of the options available under the 1999 Plan have been granted. The Board of Directors has granted stock options under the 1999 Plan to a number of members of senior management, including all of the Company's named executive officers. Under both plans, options may be granted at a price not less than the fair market value of the stock at the date of grant. Accordingly, all options were awarded at the market value or greater of the Common Stock on the date of grant. The Committee recommended these grants as additional incentives to the Company's senior officers to improve performance and to increase the Company's stock price. The options have a vesting schedule of at least five years, with an expiration of ten years from the date of grant.

        In 2005, the Board of Directors adopted the 2005 Plan, which provides for the grant of nonqualified employee stock options only. The 2005 Plan is intended to allow the Company the ability to grant stock options to persons who had not previously been awarded option grants commensurate with their positions, primarily persons hired since the exhaustion of options available for grant under the Company's previous stock option plans. A copy of the 2005 Plan, as amended and restated subject to shareholder approval, is attached as Appendix A to this Proxy Statement.

Potential Payments upon Termination or Change of Control

  Employment Agreements

        None of the Company's named executive officers has entered into an employment agreement or severance agreement with the Company.

  Treatment of Outstanding Stock Options upon Termination or Change of Control

        The following discussion addresses the effect upon stock options issued under the 1999 Plan and the 2005 Plan in the event of a termination of employment or change of control of the Company:

        Cessation of Affiliation.    In the event an optionee ceases to be affiliated with the Company or the Bank for any reason other than death, disability or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or three (3) months following the optionee's termination of employment with the Company or the Bank. During such period after cessation of affiliation, the stock options will be exercisable only as to those increments, if any, which had become exercisable as of the date on which the optionee ceased to be affiliated with the Company and any stock options or increments which had not become exercisable as of such date will expire automatically on such date.

        Termination for Cause.    In the event an optionee's employment is terminated for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or thirty (30) days after termination for cause; provided, however, that the Compensation Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate the stock options by giving written notice of such reinstatement to the optionee. During the reinstatement period, the optionee may exercise the stock options only to the extent, for such time and upon such terms and conditions as if the optionee had ceased to be employed by or affiliated with the Company upon the date of such termination for a reason other for than cause, disability or death.

        Termination Upon Disability or Death.    If the optionee dies or becomes disabled while holding a stock option, the stock option may be exercised by the legal representative of the optionee, or the optionee himself, as the case may be, for a period of one year from the date of death or disability, but no later than the expiration of the stock option.

        Liquidation or Change of Control.    Options granted under the 1999 Plan and 2005 Plan are subject to a provision that takes effect upon a plan of dissolution, liquidation, reorganization, merger, consolidation or sale of substantially all of the assets of the Company to another corporation. Upon adoption by the requisite holders of the Company's outstanding shares of Common Stock of any plan of dissolution, liquidation, reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation which would, upon consummation, result in termination of a stock option in accordance with the applicable plan, the stock option will become immediately exercisable as to all unexercised option shares for a period of not less than 30 days. Upon the consummation of such event, the 1999 Plan and 2005 Plan shall automatically terminate and all stock options granted will terminate, unless provision is made in connection with such transaction for the assumption of stock options theretofore granted, or substitution for such stock options with new stock options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

Payments Pursuant to the 1990 Deferral Plan

        As described in the section entitled "Summary Compensation—Employment Arrangements and Other Factors Affecting 2008 Compensation—Deferred Compensation Plan—1990 Deferred Compensation Plan," certain of the Company's named executive officers and directors are eligible to participate in the 1990 Deferral Plan (each, a "Participant").

        The total amount credited to the Participant for his or her benefit shall be paid to such Participant (or such Participant's beneficiaries) in one cash lump sum within ninety days following the death, disability, retirement or other termination of service of the Participant ("Termination of Employment"), or within ninety days following "a change in the Employer's business" by (i) a merger or consolidation (where the Company not is the surviving corporation) or (ii) a transfer of all or substantially all of the assets of the Company (other than in a merger in which the Company is the surviving corporation); provided, however, notwithstanding the foregoing, and only in the event of retirement or termination of service not caused by death, disability or a change in the Company's business, the Company shall pay to the Participant the balance credited to the Participant's account in ninety-six equal monthly installments if the Participant so elects in writing prior to his or her actual retirement or termination of service.

        A Participant may apply for early withdrawal of all or part of the amount standing to the credit of his or her Plan account because of financial hardship. Subject to the sole discretion of the Executive Committee of the Company, the Participant may be paid all or any portion of such amount as the Executive Committee determines is necessary to alleviate the hardship. The Executive Committee shall follow such uniform and non-discriminatory rules as it shall establish and its decision made in good faith shall be final and conclusive. A hardship for these purposes shall exist when the Participant is experiencing or is about to experience financial ruin or financial circumstances in which the Participant or the Participant's immediate family is clearly endangered by present or impending want or privation.

        The aggregate balance the eligible named executive officers would have been entitled to receive pursuant to the 1990 Deferral Plan, assuming that the Termination of Employment had occurred on

December 31, 2008 and assuming none of the officers elected to be paid in ninety-six equal monthly installments, is as follows:

Jack A. Sweeney	$1,068,423
H. Anthony Gartshore	$579,180

Payments Pursuant to the 1996 Deferral Plan

        As described in the section entitled "—Employment Arrangements and Other Factors Affecting 2008 Compensation—Deferred Compensation Plans" above, the Company's named executive officers are eligible to participate in the 1996 Deferral Plan. Upon a named executive officer's "Termination of Employment" (as described below), the officer will cease to be a participant under the 1996 Deferral Plan, except that the officer's account will continue to be held for his or her benefit and will be distributed to the officer as follows:

        Upon the officer's separation from the service of the Company by reason of resignation, retirement, discharge or death ("Termination of Employment"), the vested amount credited to the officer's accounts will be distributed (or, in the event of the officer's death before distribution, to the officer's beneficiary) in the form of either (i) a cash lump sum or (ii), if the officer so elects prior to Termination of Employment to have his or her vested account balance distributed in substantially equal annual installments over a period of ten (10) or more years, as soon as practicable after the officer's Termination of Employment. However, if the officer is suffering from a Disability (as defined in the 1996 Deferral Plan) at the time of his or her Termination of Employment, the distribution of the officer's benefit will begin after the cessation of any benefits to which he or she is entitled under the Company's long-term disability plan.

        The aggregate balance the eligible named executive officers would have been entitled to receive pursuant to the 1996 Deferral Plan, assuming that the Termination of Employment had occurred on December 31, 2008 and assuming none of the officers elected to be paid in ninety-six equal monthly installments, is as follows:

Jack A. Sweeney	$2,698,621
H. Anthony Gartshore	$761,361
Thomas E. McCullough	$379,918
Steven J. Sweeney	$40,941

Payments Pursuant to Split-Dollar Life Insurance Policies

        During 2000, the Company purchased two split dollar life insurance policies on behalf of Jack A. Sweeney. The policies were fully funded at purchase. The Company and Mr. Sweeney's estate are co-beneficiaries, with each receiving a certain amount upon death of the officer. Mr. Sweeney reimburses the Company for the cost of this benefit each year. Upon Mr. Sweeney's death, he is entitled to the life insurance proceeds available pursuant to this life insurance policy, which, as of December 31, 2008, was valued at approximately $5,000,000.

401(k) Plan and Employee Stock Ownership Plan

        The Company sponsors a defined contribution 401(k) Plan benefiting substantially all employees. At the discretion of the Board of Directors, the Company matches employee contributions. The first 5% of wages contributed by an employee, the Company provides 80% matching (or 4% of total wages). Company contributions are invested on the same basis as the employee's contributions, per the employee's instructions.

        In 1998, the Company established for eligible employees an Employee Stock Ownership Plan and Trust ("ESOP") to invest exclusively in the Common Stock for the benefit of Bank employees. The primary purpose of the ESOP is to enhance the alignment of employee incentives with the performance of the Company and its stock. Eligible full-time and part-time employees employed with the Bank who have been credited with at least 1,000 hours during a 12-month period and who have attained age 21 are eligible to participate.

        During 1998, the ESOP borrowed $1,500,000 from an unrelated bank in order to fund the purchase of 450,000 shares of Common Stock. This loan matured during 2003 and was extended for an additional five years under the same terms. This loan is scheduled to be repaid monthly on a straight-line basis over five years, with the funds for repayment coming from the Company's contributions to the ESOP. The loan requires annual principal reductions of $150,000. The ESOP shares were pledged as collateral for its debt. The loan was repaid in 2008.

        Shares of Common Stock purchased by the ESOP are held in a trust account for allocation among participants as the loan is repaid. The number of shares allocated each plan year is dependent upon the ratio of that year's total loan payment to the aggregate payments scheduled to occur throughout the term of the loan. The annual allocation of shares is apportioned among participants on the basis of compensation in the year of allocation. ESOP benefits generally become 100% vested after an employee completes seven years of credited service. Benefits are payable upon death, retirement or disability. The number of shares of Common Stock allocated to employee accounts was 36,000 shares during 2008.

Certain Relationships and Related Transactions

        Some of the directors, officers and principal shareholders of the Company and companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business and the Bank expects to have banking transactions with such persons in the future. These transactions include lines of credit of $100,000 each, which the Bank has extended to certain of the directors of the Company and the Bank, including Jack A. Sweeney, Lawrence J. Sherman, Fred M. Edwards, Thomas E. McCullough, Marilyn J. Sweeney and Steven J. Sweeney. In the Company's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable banking regulations and other laws and on substantially the same terms, including interest rates, collateral and repayment schedule, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility nor contained terms unfavorable to the Bank. In addition, as of December 31, 2008 and 2007, deposits from directors, named executive officers and their affiliates amounted to $2,482,000 and $2,645,000, respectively.

        Gary M. Horgan, a director and Chairman of the Board of the Company and the Bank, is a partner in the law firm of Horgan, Rosen, Beckham & Coren, LLP. That firm, among other law firms,

provides legal services to the Company and the Bank and was paid $103,526 and $95,432 by the Company and the Bank during 2008 and 2007, respectively.

        Marilyn J. Sweeney, who serves as a director of the Company and the Bank, is the wife of Jack A. Sweeney, Founder and Chairman Emeritus of the Company and the Bank and the stepmother of Steven J. Sweeney. For her service as a director of the Bank, Marilyn J. Sweeney received aggregate fees of $68,416 and $63,600 during 2008 and 2007, respectively.

        Steven J. Sweeney, who serves as General Counsel of the Company and Executive Vice President and General Counsel of the Bank, and also as a director of the Bank, is the son of Jack A. Sweeney and stepson of Marilyn J. Sweeney. During 2008 and 2007, Steven J. Sweeney received aggregate compensation of $398,030 and $377,573, respectively.

        During 2000, the Bank purchased two life insurance policies on behalf of Jack A. Sweeney. The policies were fully funded at purchase by payment of one-time premiums on the policies, aggregating $6,000,000, and no further premiums are owed on the policies. The Bank owns the cash surrender value of the policies, which is 100% of the equity value of the policies, with no cash surrender charge. The Bank and the insured's estate are co-beneficiaries, with each receiving a certain amount upon the death of the insured. At such time, the insured's estate will receive a death benefit of approximately $5,000,000. The insured reimburses the Bank for the cost of this benefit each year. Also at the time of the insured's death, the Bank will receive its original investment of $6,000,000 plus an additional amount of return on its investment, currently equal to approximately $1,712,000.

 PROPOSAL 2

AMENDMENT TO
THE COMPANY'S 2005 STOCK OPTION PLAN

Introduction

        On May 26, 2005, First Regional Bancorp's Board of Directors adopted the First Regional Bancorp 2005 Stock Option Plan (the "2005 Plan"), and on May 16, 2006, the shareholders approved the 2005 Plan. The 2005 Plan provides for the grant of "non-qualified stock options" only. The 2005 Plan initially provided for the issuance of up to 200,000 shares of Common Stock to officers, directors and key employees of the Company or any subsidiary of the Company, subject to adjustment in the event of certain changes in the capital structure of the Company. As a result of the Company's three-for-one stock split that occurred in 2006, the total number of shares reserved for issuance under the 2005 Plan increased to 600,000 shares. The 2005 Plan is not subject to any of the provisions of the ERISA.

        The 2005 Plan is intended to allow the Company the ability to grant stock options to persons who had not previously been awarded option grants commensurate with their positions, primarily persons hired since the exhaustion of options available for grant under the Company's previous stock option plans. The Company's Board of Directors believes that the 2005 Plan assists the Company in attracting and retaining high quality officers and staff, and will provide grantees under the plan with added incentive for high levels of performance and to assist in the effort to increase the Company's earnings.

        On July 31, 2008, the Board unanimously approved an amendment to the 2005 Plan to increase the number of shares of Common Stock underlying stock options that may be granted for issuance pursuant to stock options from 600,000 shares to 800,000 shares. The increase in number of shares subject to the plan is the only proposed change in the plan, and all other terms of the 2005 Plan remain unchanged. This amendment to the 2005 Plan will not be effective until approved by the Company's shareholders if shareholder approval is required under applicable Nasdaq rules. A copy of the 2005 Plan, as amended and restated subject to shareholder approval, is attached to this Proxy Statement as Appendix A.

Options Granted Under the 2005 Plan

        The Board determined that the incentives provided by stock option grants made under the 2005 Plan were and continue to be particularly important in a challenging economic climate, when all employees need to concentrate their efforts on improving the financial condition of the bank, returning it to profitability, and striving to improve the Company's stock price. Accordingly, the majority of options granted during 2008 were awarded to non-executive officers of the Bank who are deemed to be instrumental in improving the financial condition of the Bank and the Company. In this regard, the Board recognized that existing options provided little or no incentive because they were priced substantially above current market prices for the Company's common stock.

        As of March 31, 2009, options representing 705,800 shares of Common Stock have been granted pursuant to the 2005 Plan, of which options representing 8,400 shares have been exercised and of which 105,800 shares underlying options are subject to shareholder approval as set forth in Proposal 2 herein; accordingly, there remains 94,200 shares of Common Stock underlying options available for issuance under the 2005 Plan as amended and restated subject to shareholder approval.

        On March 31, 2009, the last reported sales price of the Common Stock on the Nasdaq Global Market was $1.61 per share.

        The following table sets forth, as of March 31, 2009, the stock option grants made under the 2005 Plan since its adoption:

Name and Position	Number of Shares Underlying Stock Options Granted
Named Executive Officers:
Jack A. Sweeney	10,000
H. Anthony Gartshore	50,000
Thomas E. McCullough	25,000
Steven J. Sweeney	10,000
All Current Named Executive Officers as a Group	95,000
All Current Directors Who Are Not Named Executive Officers as a Group	41,300
Director Nominees:
Gary M. Horgan	10,000
Thomas E. McCullough	25,000
Richard E. Schreiber	1,300
Each Associate of any of such Directors, Named Executive Officers or Nominees	—
Each Other Person Who Received or is to Receive 5 Percent of Such Options, Warrants or Rights	175,000
All Employees, Including All Current Officers Who Are Not Named Executive Officers as a Group	569,500

Summary of the 2005 Plan

        The following description of the 2005 Plan is intended to highlight and summarize the principal terms of the 2005 Plan.

        Administration.    The 2005 Plan is administered by the Stock Option Committee (the "Committee") consisting of four (4) directors of the Company, appointed from time to time by the Board. Nonetheless, regardless of whether the Committee is appointed, the Board may act as the Committee, and any action taken by the Board shall be deemed to be action taken by the Committee. Options may be granted only to officers, directors and key employees of the Company and any subsidiary of the Company. Subject to the express provisions of the 2005 Plan, the Committee is authorized to construe and interpret the 2005 Plan, and make all the determinations necessary or advisable for its administration.

        Eligible Participants.    The 2005 Plan provides that only officers, directors and key employees of the Company and any subsidiary of the Company are eligible to receive grants of stock options. The Committee is empowered to determine which eligible participants, if any, should receive options, the number of shares subject to each option, and the terms and provision of the option agreements. In the case of grants to eligible participants who are directors and who are not officers or key employees of the Company or any subsidiary, such grants may not exceed a maximum aggregate of 75,000 shares to all such directors (subject to certain adjustments). As of December 31, 2008, approximately 42 persons, which consists of 4 named executive officers, 34 other employees and 4 non-employee directors, were eligible to receive stock option awards under the 2005 Plan. The granting of awards under the 2005 Plan is discretionary, and we cannot now determine the number of type of stock option awards to be granted in the future to any particular person or group.

        Shares Subject to the 2005 Plan.    Assuming that the shareholders approve to amend the 2005 Plan as described herein, the 2005 Plan shall cover 800,000 shares, which constitutes approximately 6.7% of the issued and outstanding shares of Common Stock as of March 31, 2009.

        Non-Qualified Stock Options.    The 2005 Plan provides for the grant of non-qualified options only. Subject to other limitations set forth in the 2005 Plan, the exercise price, permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the Committee. Subject to limitations set forth in the 2005 Plan, the per share exercise price under any option, generally, shall not be less than 100% of the fair market value of the Common Stock represented by the shares subject to the option.

        Terms and Conditions of Options.    Subject to the limitation set forth in the 2005 Plan, options granted thereunder may be exercised in such increments, which need not be equal, and upon such contingencies as the Committee may determine. If an optionee does not exercise an increment of an option in any period during which such increment becomes exercisable, the unexercised increment may be exercised at any time prior to expiration of the option unless the respective stock option agreement provides otherwise.

        Subject to earlier termination as may be provided in any optionee's stock option agreement, options granted under the 2005 Plan will expire not later than ten years from the date of grant. Under the terms of the 2005 Plan, the date of grant is deemed to be either: (i) the date fixed by the Committee to be the date of grant; or (ii) if no such date is fixed, the date on which the Committee made its final determination to grant a stock option.

        Options granted under the 2005 Plan may not be transferred otherwise than by will or by the laws of descent and distribution, and during his or her lifetime, only the optionee or, in the event of the disability of the optionee, his or her guardian or the conservator of his or her estate may exercise the option.

        Subject to the restrictions set forth in the 2005 Plan, an option may be exercised in accordance with the terms of the individual stock option agreement. Full payment by the optionee for all shares as to which the option is being exercised is due and payable at the time of exercise of the option. Payment must be in cash and/or, with the prior written approval of the Committee, and subject to any required regulatory approval, in shares of Common Stock of the Company.

        An option may be exercised with respect to whole shares only, although fractional share interests may be accumulated and exercised from time to time as whole shares during the term of the option. Options may only be exercised with respect to a minimum of ten whole shares, unless the option agreement requires that a larger number of shares be exercised at any one time or unless fewer than ten shares remain subject to the option at the time of the exercise. Any shares subject to an option which expires or terminates without being exercised become available again for issuance under the 2005 Plan.

        Neither an eligible participant nor an optionee has any rights as a shareholder with respect to the shares of Common Stock covered by any option which may be or has been granted to such person, and which is thereafter exercised, until date of issuance of the stock certificate by the Company to such person.

        Stock Option Agreement.    The 2005 Plan provides that every grant of an option will be evidenced by a written stock option agreement executed by the Company and the optionee. Subject to the terms and conditions of the 2005 Plan, the stock option agreement will contain the terms and provisions pertaining to each option so granted, such as exercise price, permissible date or dates of exercise, termination date, and such other terms and conditions as the Committee deems desirable and not inconsistent with the 2005 Plan.

        Termination of Employment or Affiliation.    In the event an optionee ceases to be affiliated with the Company or a subsidiary of the Company, for any reason other than disability, death or termination for cause, the stock options granted to such optionee shall expire at the earlier of the expiration dates specified for the options, or ninety (90) days after the optionee ceases to be so affiliated. During such period after cessation of affiliation, the optionee may exercise the option to the extent that it is exercisable as of the date of such termination, and thereafter the option expires in its entirety.

        If an optionee's stock option agreement so provides, and if an optionee's status as an eligible participant is terminated for cause, the option held by such person will expire immediately upon such termination, although the Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate the option. If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee's status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

        Terminating Events.    The 2005 Plan and all options previously granted under the 2005 Plan shall terminate upon the consummation of: (i) a dissolution or liquidation of the Company; (ii) a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation; or (iii) the sale of all or substantially all of the assets of the Company, unless provision is made in connection with such terminating transactions for the assumption or substitution of options by the successor employer, if any.

        Notwithstanding the foregoing or any provision in any stock option agreement pertaining to the time of exercise of shares subject to an option, all options granted under the 2005 Plan shall become immediately exercisable in their entirety upon adoption, by the requisite number of outstanding shares of Common Stock, of any plan of: (i) dissolution or liquidation of the Company; (ii) reorganization, merger, consolidation; or (iii) sale of all or substantially all of the Company's assets to another corporation which would, upon consummation, result in the termination of an option granted under the 2005 Plan. As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.

        Amendment and Termination of the 2005 Plan.    The Board of Directors of the Company may at any time suspend, amend or terminate the 2005 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it shall deem advisable. The amendment, suspension or termination of the 2005 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2005 Plan.

        Adjustments Upon Changes in Capitalization.    The total number of shares covered by the 2005 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted by the Committee if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Company as provided in the 2005 Plan. Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2005 Plan.

Federal Income Tax Consequences

        All options granted under the 2005 Plan are intended to be non-qualified stock options. Upon exercise of a stock option, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise. The optionee's basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option. The optionee's holding period in the shares of Common Stock received will begin on the date received. Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, applicable Internal Revenue Service rulings provide that the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (the "Substituted Common Stock") and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (the "Non-Substituted Common Stock"). The optionee's basis in the Substituted Common Stock will be the same as the optionee's basis in the previously owned shares, and the optionee's holding period will include the holding period of the previously owned shares. The optionee's basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee. The Non-Substituted Common Stock will have a holding period which begins on the date when it is received.

        On the disposition of shares of Common Stock received upon exercise of a stock option, the difference between the amount realized and the optionee's basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee's holding period for the shares is more than 12 months prior to their disposition.

        The Company will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option. No income will be recognized by the optionee, and no deduction shall be allowable to the Company, by reason of the grant of any stock options.

        In addition to the foregoing, capital losses, whether long-term or short-term, may be used to offset up to 100% of capital gains in any single tax year. In the case of an individual taxpayer, up to $3,000 of any capital losses in excess of capital gains may be deductible from ordinary income. Any unused excess capital losses may be carried forward indefinitely by an individual taxpayer.

        Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than one year. Under the Internal Revenue Code, the maximum federal income tax rate on net long-term capital gains is typically 15%. If the capital asset was held for less than twelve months, any resulting gain will be taxed at ordinary income rates. In addition, regardless of holding period, alternative minimum tax may be applicable for certain taxpayers.

        The specific state tax consequences to each optionee under the 2005 Plan may vary, depending upon the laws of the various states and the individual circumstances of each optionee.

        It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

The Board of Directors recommends a vote "FOR" the amendment to the 2005 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 600,000 shares to 800,000 shares.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of December 31, 2008 regarding equity compensation plans under which equity securities of the Company were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in Column (a)
Equity Compensation plans approved by security holders(37)	2,213,040	$6.20	0
Equity Compensation plans not approved by security holders(38)	116,600	$6.08	83,400
Total	2,329,640	$6.19	83,400

(37)
Shares granted pursuant to 1999 Stock Option Plan —1,639,740
Shares granted pursuant to 2005 Stock Option Plan—573,300

(38)
Shares granted pursuant to 2005 Stock Option Plan that are subject to shareholder approval as set forth in Proposal 2 herein

 PROPOSAL 3

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK

General

        On March 26, 2009, the Board unanimously approved an amendment to the Company's Articles of Incorporation to authorize the issuance of blank check preferred stock, consisting of 10,000,000 authorized shares, subject to shareholder approval. Currently, the Articles of Incorporation only authorize the issuance of Common Stock. If the amendment is adopted by the shareholders of the Company, the proposal would permit the Board to issue blank check preferred stock, without further shareholder approval, from time to time in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Board.

        Subject to the Company's Articles of Incorporation, as amended from time to time, and the limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company's securities may be listed, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue preferred stock, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the shareholders and all of which would be expressed by resolution adopted by the Board and filed with the Secretary of State of the State of California. The Board would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and its shareholders.

        Accordingly, if Proposal 3 is approved by the shareholders, the Board intends to file a Certificate of Amendment to the Articles of Incorporation following the Annual Meeting, substantially in the form attached to this Proxy Statement as Appendix B, subject to any nonsubstantive changes as may be required by the Secretary of State of the State of California or by law or otherwise deemed advisable.

Reasons for Adoption of the Amendment

        Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these trends, the Board has concluded that the Company should have a full range of capital financing alternatives available in the Company's Articles of incorporation.

        While the Company has no present intention of issuing any preferred stock, the proposed amendment to the Articles of Incorporation will provide the Company with increased flexibility in facilitating corporate financing and meeting future capital requirements by providing another type of security in addition to the Common Stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or their assets. Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to the Common Stock with respect to dividends and liquidation rights.

        The Board has no present intent, plans, understandings, agreements or commitments to issue any preferred stock, and the Company is not engaged in any negotiations that will involve the issuance of preferred stock.

General Effect Upon the Rights of Holders of Common Stock

        The authorization to issue preferred stock will have no immediate effect on the rights of existing shareholders. However, to the extent that shares of preferred stock are issued in the future, the issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to make it more difficult to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage potential acquirers, and could therefore deprive shareholders of benefits they might otherwise obtain from an attempt to acquire ownership or control of the Company, such as selling their shares at a premium over market price. Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent directors from office in the event such change were to be deemed advisable by the shareholders.

        Even though not intended by the Board, the possible overall effect of the existence of preferred stock on the holders of Common Stock may include the dilution of their ownership interests in the Company. In the event of an issuance of convertible preferred stock, upon conversion of convertible preferred stock into shares of Common Stock, the voting power and percentage ownership of holders of Common Stock before such conversion would be diluted, and such issuances could have an adverse effect on the market price of the Common Stock, Additionally, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the holders of Common Stock could diminish the Common Stock holders' rights to receive dividends, if declared by the Board, and to receive payments upon the liquidation of the Company.

        The Company has no present intention to issue preferred stock. While the proposed amendment may have anti-takeover consequences, the Board believes that the benefits it would confer on the Company may outweigh any disadvantages. In addition to the enhanced ability to finance purchases and secure capital, as discussed above, the Company may gain a degree of protection from hostile takeovers that may potentially be contrary to the interests of the Company and the shareholders. The amendment is not proposed in response to any specific takeover threat known to the Board. Furthermore, the proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future. In addition, any such issuance of preferred stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board of Directors recommends a vote "FOR" the amendment to the Company's Articles of Incorporation to authorize the Company to issue preferred stock.

 AUDIT COMMITTEE REPORT

        The Company's Audit Committee is a committee established by and amongst the Company's Board of Directors for, among other things, the purpose of overseeing the Company's accounting and financial reporting processes and audits of the Company's financial statements. The members of the Audit Committee are Lawrence J. Sherman, Fred M. Edwards and Richard E. Schreiber. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee were "independent" pursuant to Nasdaq's listing standards. The Board of Directors has also determined that Director Richard E. Schreiber, who serves as a member of the Audit Committee, is qualified as an "audit committee financial expert" and is "independent" as those terms are defined by the applicable rules and regulations of the SEC and Nasdaq. The Board of Directors has approved a charter for its Audit Committee, which is currently available on our corporate website at www.firstregional.com.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditor's independence. The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditors' independence and has discussed with the auditors their independence.

        Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles. The Audit Committee relies upon the independent auditors to make such evaluations.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

Lawrence J. Sherman, Committee Chairman Fred M. Edwards Richard E. Schreiber Dated: March 16, 2009

        For information regarding the Company's independent accountants, as well as fees paid for audit and non-audit services please refer to the section entitled "INDEPENDENT ACCOUNTANTS," below.

 INDEPENDENT ACCOUNTANTS

        The firm of Deloitte & Touche LLP, served as independent public accountants for the Company and the Bank for 2008 and 2007, and is expected to continue in those capacities in 2009. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions from shareholders. In addition to audit services, Deloitte & Touche LLP performed non-audit professional services for and on behalf of the Company and its subsidiaries. All services rendered by Deloitte & Touche LLP were approved by the Audit Committee of the Company, which considered the possible effect of each such service on the independence of Deloitte & Touche LLP.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements in the Form 10-K and review of the financial statements in the Form 10-Q's, including examinations of management's assertions as to the effectiveness of internal control over financial reporting and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements for the years ended December 31, 2008 and 2007 amounted to $747,000 and $694,000, respectively.

Tax Fees

        The aggregate fees billed for tax services (primarily tax consultation and compliance) rendered to the Company by Deloitte & Touche LLP's affiliate, Deloitte Tax LLP, amounted to $135,000 and $118,000 for 2008 and 2007, respectively.

All Other Fees

        In addition to the fees described above, the Company paid to Deloitte & Touche LLP $2,000 during 2008 and no fees during 2007.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally effective for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. Any exercise of such pre-approval authority by the Chairman is required to be reported to the Audit Committee at the committee's next scheduled meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors, and the fees for the services performed to date. All services performed by Deloitte & Touche LLP, including audit, audit-related, tax and other services, were approved in advance in accordance with the Audit Committee's policy.

 COMMUNICATIONS WITH THE BOARD AND
ANNUAL MEETING ATTENDANCE

        Individuals who wish to communicate with the Company's Board may do so by sending an e-mail to the Company's Board at bod@firstregional.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of Mr. Lawrence J. Sherman, Chairman of the Audit Committee. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. At the Company's 2008 Annual Meeting of Shareholders, all of the directors of the Company attended.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company's website at www.firstregional.com. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of the Company's Corporate Secretary at 1801 Century Park East, Century City, California 90067.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2010 Annual Meeting must be received by the Company by [December 30, 2009]. Any such proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16 (a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file.

        Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and 10 percent shareholders were timely filed during 2008.

OTHER MATTERS

        The Proxy confers discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders. The Company is mailing its Proxy Materials for the 2009 Annual Meeting on or about April [            ], 2009 and, accordingly, discretionary authority will be conferred to the persons named in the Proxy for the Company's 2010 Annual Meeting to vote on any matter notice of which is not received until after March [            ], 2010.

        The Company's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.

 DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        Only one Proxy Statement and Annual Report is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and Annual Report to a shareholder at a shared address to which a single copy was delivered. Shareholders desiring to receive a separate copy in the future may contact Thomas E. McCullough, Corporate Secretary, First Regional Bancorp, 1801 Century Park East, 8th Floor, Century City, California 90067.

ANNUAL REPORT

        MANAGEMENT OF THE COMPANY WILL SUPPLY WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BUT WITHOUT EXHIBITS (UNLESS SUCH WRITTEN REQUEST IS ACCOMPANIED BY ADVANCE PAYMENT OF REASONABLE FEES). SAID REQUEST SHOULD BE DIRECTED TO THOMAS E. McCULLOUGH, CORPORATE SECRETARY, FIRST REGIONAL BANCORP, 1801 CENTURY PARK EAST, 8TH FLOOR, CENTURY CITY, CALIFORNIA 90067.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009

        This proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available to you on our website at www.firstregional.com.

First Regional Bancorp

Thomas E. McCullough, Corporate Secretary
First Regional Bancorp

Dated: April [            ], 2009

 APPENDIX A

AMENDED AND RESTATED

FIRST REGIONAL BANCORP

2005 STOCK OPTION PLAN

Originally Adopted by the Board of Directors on May 26, 2005

Originally Approved by the Shareholders on May 16, 2006

Amended and Restated Plan Approved by the Board of Directors on July 25, 2008

Amended and Restated Plan Approved by the Shareholders on                        , 2009

        1.    Purpose

        The purpose of the First Regional Bancorp 2005 Stock Option Plan (the "Plan") is to strengthen First Regional Bancorp (the "Corporation") and those corporations which are or hereafter become subsidiary corporations (the "Subsidiary" or "Subsidiaries") by providing additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers and key employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the corporation and any Subsidiaries. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and key employees may purchase shares of the Common Stock of the Corporation pursuant to Stock Options granted in accordance with this Plan.

        Stock Options granted pursuant to this Plan are intended to be Non-Qualified Stock Options.

        2.    Definitions

        For purposes of this Plan, the following terms shall have the following meanings:

          (a)   "Common Stock."    This term shall mean shares of the Corporation's common stock, no par value, subject to adjustment pursuant to Paragraph 15 (Adjustment Upon Changes in Capitalization) hereunder.

          (b)   "Corporation."    This term shall mean First Regional Bancorp, a California Corporation.

          (c)   "Eligible Participants."    This term shall mean: (i) directors of the Corporation or any Subsidiary; (ii) all officers (whether or not they are also directors) of the Corporation or any Subsidiary; and (iii) all key employees (as such persons may be determined by the Stock Option Committee from time to time) of the Corporation or any Subsidiary; provided that such officers and key employees have a customary work week of at least forty hours in the employ of the Corporation or a Subsidiary.

          (d)   "Fair Market Value."    This term shall mean the fair market value of the Common Stock as determined in accordance with any reasonable valuation method selected by the Stock Option Committee, including the valuation methods described in Treasury Regulations Section 20.2031-2.

          (e)   "Non-Qualified Stock Option."    This term shall mean a Stock Option which is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (f)    "Option Shares."    This term shall mean Common Stock covered by and subject to any outstanding unexercised Stock Option granted pursuant to this Plan.

          (g)   "Optionee."    This term shall mean any Eligible Participant to whom a Stock Option has been granted pursuant to this Plan, provided that at least part of the Stock Option is outstanding and unexercised.

          (h)   "Plan."    This term shall mean the First Regional Bancorp 2005 Stock Option Plan as embodied herein and as may be amended from time to time in accordance with the terms hereof and applicable law.

          (i)    "Stock Option."    This term shall mean the right to purchase Common Stock under this Plan in a specified number of shares, at a price and upon the terms and conditions determined by the Stock Option Committee.

          (j)    "Stock Option Committee."    The Board of Directors of the Corporation may select and designate a Stock Option Committee consisting of three or more directors of the Corporation, having full authority to act in the matter. Regardless of whether a Stock Option Committee is selected, the Board of Directors of the Corporation may act as the Stock Option Committee and any action taken by said Board as such shall be deemed to be action taken by the Stock Option Committee. All references in the Plan to the "Stock Option Committee" shall be deemed to refer to the Board of Directors of the Corporation acting as the Stock Option Committee and to a duly appointed Stock Option Committee, if there be one. In the event of any conflict between action taken by the Board acting as a Stock Option Committee and action taken by a duly appointed Stock Option Committee, the action taken by the Board shall be controlling and the action taken by the duly appointed Stock Option Committee shall be disregarded.

          (k)   "Subsidiary."    This term shall mean each "subsidiary corporation" (treating the Corporation as the employer corporation) as defined in Section 425(f) of the Internal Revenue Code.

        3.    Administration

          (a)   Stock Option Committee.    This Plan shall be administered by the Stock Option Committee. The Board of Directors of the Corporation shall have the right, in its sole and absolute discretion, to remove or replace any person from or on the Stock Option Committee at any time for any reason whatsoever.

          (b)   Administration of the Plan.    Any action of the Stock Option Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote, or pursuant to the unanimous written consent, of its members. Any such action taken by the Stock Option Committee in the administration of this Plan shall be valid and binding, so long as the same is not inconsistent with the terms and conditions of this Plan. Subject to compliance with the terms, conditions and restrictions set forth in this Plan, the Stock Option Committee shall have the exclusive right, in its sole and absolute discretion, to establish the terms and conditions of all Stock Options granted under the Plan, including, without meaning any limitation, the power to: (i) establish the number of Stock Options, if any, to be granted hereunder, in the aggregate and with regard to each Eligible Participant; (ii) determine the time or times when such Stock Options, or parts thereof, may be exercised; (iii) determine the Eligible Participants, if any, to whom Stock Options are granted; (iv) determine the duration and purposes, if any, of leaves of absence which may be permitted to holders of unexercised, unexpired Stock Options without such constituting a termination of employment under the Plan; and (v) prescribe and amend the terms, provisions and form of each instrument and agreement setting forth the terms and conditions of every Stock Option granted hereunder.

          (c)   Decisions and Determinations.    Subject to the express provisions of the Plan, the Stock Option Committee shall have the authority to construe and interpret this Plan, to define the terms used herein, to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Stock Option Committee on matters referred to in this Section 3 shall be final and conclusive so long as the same are not inconsistent with the terms of this Plan.

        4.    Shares Subject to the Plan.

        Subject to adjustments as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of all Stock Options granted under this Plan is limited to Eight Hundred Thousand (800,000) shares, in the aggregate. If any Stock Option shall be cancelled, surrendered, or expire for any reason without having been exercised in full, the unpurchased Option Shares represented thereby shall again be available for grants of Stock Options under this Plan."

        5.    Eligibility.

        Only Eligible Participants shall be eligible to receive grants of Stock Options under this Plan.

        6.    Grants of Stock Options.

          (a)   Grant.    Subject to the express provisions of the Plan, the Stock Option Committee, in its ole and absolute discretion, may grant Stock Options:

              (i)  In the case of grants to Eligible Participants who are officers or key employees of the Corporation or any Subsidiary, for a number of Option Shares, at the price(s) and time(s), on the terms and conditions and to such Eligible Participants as it deems advisable and specifies in the respective grants; and

             (ii)  In the case of grants to Eligible Participants who are directors and who are not officers or key employees of the Corporation or any Subsidiary, for a number of Option Shares, at the price(s) and time(s), and on the terms and conditions as it deems advisable and specifies in the respective grants; provided, however, that such grants may not exceed a maximum aggregate of Seventy-Five Thousand (75,000) Option Shares to all directors who are not officers or key employees of the Corporation or any Subsidiary. The foregoing maximum aggregate number of Option Shares which may be granted to all directors of the Corporation or any Subsidiary who are not officers or key employees thereof shall be adjusted in accordance with the provisions of Section 15 hereof.

        The terms upon which the times at which, or the periods within which, the Option Shares subject to such Stock Options may be acquired or such Stock Options may be acquired and exercised shall be as set forth in the Plan and the related Stock Option Agreements.

        Subject to the limitations and restrictions set forth in the Plan, an Eligible Participant who has been granted a Stock Option may, if otherwise eligible, be granted additional Stock Options if the Stock Option Committee shall so determine.

          (b)   Date of Grant and Rights of Optionee.    The determination of the Stock Option Committee to grant a Stock Option shall not in any way constitute or be deemed to constitute an obligation of the Corporation, or a right of the Eligible Participant who is the proposed subject of the grant, and shall not constitute or be deemed to constitute the grant of a Stock Option hereunder unless and until both the Corporation and the Eligible Participant have executed and delivered to the other a Stock Option Agreement in the form then required by the Stock Option Committee as evidencing the grant of the Stock Option, together with such other instrument or instruments as may be required by the Stock Option Committee pursuant to this Plan; provided, however, that the Stock Option Committee may fix the date of grant as any date on or after the date of its final determination to grant the Stock Option (or if no such date is fixed, then the date of grant shall be the date on which the determination was finally made by the Stock Option Committee to grant the Stock Option), and such date shall be set forth in the Stock Option Agreement. The date of grant as so determined shall be deemed the date of grant of the Stock Option for purposes of this Plan.

          (c)   Substituted Stock Options.    If all of the outstanding shares of common stock of another corporation are changed into or exchanged solely for Common Stock in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended, applies, then, subject to the approval of the Board of Directors of the Corporation, Stock Options under the Plan may be substituted ("Substituted Options") in exchange for valid, unexercised and unexpired stock options of such other corporation.

        7.    Stock Option Exercise Price

          (a)   Minimum Price.    The exercise price of any Option Shares shall be determined by the Stock Option Committee, in its sole and absolute discretion, upon the grant of a Stock Option. In the case of a Non-Qualified Stock Option, said exercise price shall not be less than an amount equal to one hundred percent (100%) of the Fair Market Value of the Common Stock represented by the Option Shares on the date of the grant of the related Stock Option.

          (b)   Substituted Options.    The exercise price of the Option Shares subject to each Substituted Option may be fixed at a price less than the minimum amount set forth in Section 7(a) above at the time such Substituted Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation for which it was exchanged, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock.

        8.    Exercise of Stock Options

          (a)   Exercise.    Except as otherwise provided elsewhere herein, each Stock Option shall be exercisable in such increments, which need not be equal, and upon such contingencies as the Stock Option Committee shall determine at the time of grant of the Stock Option; provided, however, that if an Optionee shall not in any given period exercise any part of a Stock Option which has become exercisable during that period, the Optionee's right to exercise such part of the Stock Option shall continue until expiration of the Stock Option or any part thereof as may be provided in the related Stock Option Agreement. No Stock Option or part thereof shall be exercisable except with respect to whole shares of Common Stock, and fractional share interests shall be disregarded except that they may be accumulated.

          (b)   Notice and Payment.    Stock Options granted hereunder shall be exercised by written notice delivered to the Corporation specifying the number of Option Shares with respect to which the Stock Option is being exercised, together with concurrent payment in full of the exercise price as hereinafter provided. If the Stock Option is being exercised by any person or persons other than the Optionee, said notice shall be accompanied by proof, satisfactory to the counsel for the Corporation, of the right of such person or persons to exercise the Stock Option. The Corporation's receipt of a notice of exercise without concurrent receipt of the full amount of the exercise price shall not be deemed an exercise of a Stock Option by an Optionee, and the Corporation shall have no obligation to an Optionee for any Option Shares unless and until full payment of the exercise price is received by the Corporation and all of the terms and provisions of the Plan and the related Stock Option Agreement have been fully complied with.

          (c)   Payment of Exercise Price.    The exercise price of any Option Shares purchased upon the proper exercise of a Stock Option shall be paid in full at the time of each exercise of a Stock Option in cash, (or bank, cashier's or certified check) and/or, with the prior approval of the Stock Option Committee at or before the time of exercise, in Common Stock of the Corporation which when added to the cash payment, if any, which has an aggregate Fair Market Value equal to the full amount of the exercise price of the Stock Option, or part thereof, then being exercised. Payment by an Optionee as provided herein shall be made in full concurrently with the Optionee's notification to the Corporation of his intention to exercise all or part of a Stock Option. If all or any part of a payment is made in shares of Common Stock as heretofore provided, such payment shall be deemed to have been made only upon receipt by the Corporation of all required share certificates, and all stock powers and all other required transfer documents necessary to transfer the shares of Common Stock to the Corporation.

          (d)   Minimum Exercise.    Not less than ten (10) Option Shares may be purchased at any one time upon exercise of a Stock Option unless the number of shares purchased is the total number which remains to be purchased under the Stock Option.

          (e)   Compliance With Law.    No shares of Common Stock shall be issued upon exercise of any Stock Option, and an Optionee shall have no right or claim to such shares, unless and until; (i) payment in full as provided hereinabove has been received by the Corporation; (ii) in the opinion of the counsel for the Corporation, all applicable requirements of law and of regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with; and (iii) if required by federal or state law or regulation, the Optionee shall have paid to the Corporation the amount, if any, required to be withheld on the amount deemed to be compensation to the Optionee as a result of the exercise of his or her Stock Option, or made other arrangements satisfactory to the Corporation, in its sole discretion, to satisfy applicable income tax withholding requirements.

        9.    Nontransferability of Stock Options

        Each Stock Option shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

        10.    Continuation of Affiliation

        Nothing contained in this Plan (or in any Stock Option Agreement) shall obligate the Corporation or any Subsidiary to employ or continue to employ or remain affiliated with any Optionee or any Eligible Participant for any period of time or interfere in any way with the right of the Corporation or a Subsidiary to reduce or increase the Optionee's or Eligible Participant's compensation.

        11.    Cessation of Affiliation

        Except as provided in Section 12 hereof, if, for any reason other than disability or death, an Optionee ceases to be affiliated with the Corporation or a Subsidiary, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or three (3) months after the Optionee ceases to be so affiliated, whichever is earlier. During such period after cessation of affiliation, such Stock Options shall be exercisable only as to those increments, if any, which had become exercisable as of the date on which such Optionee ceased to be affiliated with the Corporation or the Subsidiary and any Stock Options or increments which had not become exercisable as of such date shall expire automatically on such date.

        12.    Termination for Cause

        If the Stock Option Agreement so provides and if an Optionee's employment by or affiliation with the Corporation or a Subsidiary is terminated for cause, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or thirty (30) days after termination for cause, whichever is earlier; provided, however, that the Stock Option Committee may, in its sole discretion, within thirty (30) days of such termination, reinstate such Stock Options by giving written notice of such reinstatement to the Optionee. In the event of such reinstatement, the Optionee may exercise the Stock Options only to such extent, for such time, and upon such terms and conditions as if the Optionee had ceased to be employed by or affiliated with the Corporation or a Subsidiary upon the date of such termination for a reason other than cause, disability or death. For purposes of this Plan, "cause" shall mean the Optionee's malfeasance or gross misfeasance in the performance of his/her duties or his/her conviction of illegal activity in connection therewith and, in any event, the determination of the Stock Option Committee with respect thereto shall be final and conclusive.

        13.    Death of Optionee

        If an Optionee dies while employed by or affiliated with the Corporation or a Subsidiary or during the three-month period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after the date of such death, whichever is earlier. After such death, but before such expiration, subject to the terms and provisions of the Plan and the related Stock Option Agreements, the person or persons to whom such Optionee's rights under the Stock Options shall have passed by will or by the applicable laws of descent and distribution, or the executor or administrator of the Optionee's estate, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee died.

        14.    Disability of Optionee

        If an Optionee is disabled while employed by or affiliated with the Corporation or a Subsidiary or during the three-month period referred to in Section 11 hereof, the Stock Options granted to such Optionee shall expire on the expiration dates specified for said Stock Options at the time of their grant, or one (1) year after date such disability occurred, whichever is earlier. After such disability occurs, but before such expiration, the Optionee or the guardian or conservator of the Optionee's estate, as duly appointed by a court of competent jurisdiction, shall have the right to exercise such Stock Options to the extent that increments, if any, had become exercisable as of the date on which the Optionee became disabled or ceased to be employed by or affiliated with the Corporation or a Subsidiary as a result of the disability. An Optionee shall be deemed to be "disabled" if it shall appear to the Stock Option Committee, upon written certification delivered to the Corporation of a qualified licensed physician, that the Optionee has become permanently and totally unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in the Optionee's death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        15.    Adjustment Upon Changes in Capitalization

        If the outstanding shares of Common Stock of the Corporation are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Corporation, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Corporation, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or kind of Option Shares and the exercise prices per share allocated to unexercised Stock Options, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price for each Option Share subject to the Stock Option. Adjustments under this Section shall be made by the Stock Option Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of such adjustments, and fractional share interests shall be disregarded, except that they may be accumulated.

        16.    Terminating Events

        Upon consummation of a plan of dissolution or liquidation of the Corporation, or upon consummation of a plan of reorganization, merger or consolidation of the Corporation with one or more corporations, as a result of which the Corporation is not the surviving entity, or upon the sale of all or substantially all the assets of the Corporation to another corporation, the Plan shall automatically terminate and all Stock Options theretofore granted shall be terminated, unless provision is made in connection with such transaction for assumption of Stock Options theretofore granted, or substitution for such Stock Options with new stock options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation, or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

        17.    Amendment and Termination

        The Board of Directors of the Corporation may at any time and from time to time suspend, amend, or terminate the Plan and may, with the consent of an Optionee, make such modifications of the terms and conditions of that Optionee's Stock Option as it shall deem advisable.

        No Stock Option may be granted during any suspension of the Plan or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 15 hereof), without the consent of the Optionee, alter or impair any rights or obligations under any Stock Option theretofore granted.

        18.    Rights of Eligible Participants and Optionees

        No Eligible Participant, Optionee or other person shall have any claim or right to be granted a Stock Option under this Plan, and neither this Plan nor any action taken hereunder shall be deemed to give or be construed as giving any Eligible Participant, Optionee or other person any right to be retained in the employ of the Corporation or any Subsidiary. Without limiting the generality of the foregoing, no person shall have any rights as a result of his or her classification as an Eligible Participant or Optionee, such classifications being made solely to describe, define and limit those persons who are eligible for consideration for privileges under the Plan.

        19.    Privileges of Stock Ownership; Regulatory Law Compliance; Notice of Sale

        No Optionee shall be entitled to the privileges of stock ownership as to any Option Shares not actually issued and delivered. No Option Shares may be purchased upon the exercise of a Stock Option unless and until all then applicable requirements of all regulatory agencies having jurisdiction and all applicable requirements of the securities exchanges upon which securities of the Corporation are listed (if any) shall have been fully complied with. The Optionee shall, not more than five (5) days after each sale or other disposition of shares of Common Stock acquired pursuant to the exercise of Stock Options, give the Corporation notice in writing of such sale or other disposition.

        20.    Effective Date of the Plan

        The Plan shall be deemed adopted as of May 26, 2005, and shall be effective immediately.

        21.    Termination

        Unless previously terminated as aforesaid, the Plan shall terminate ten (10) years from the adoption of the Plan by the Board of Directors of the Corporation. No Stock Options shall be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

        22.    Option Agreement

        Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement executed by the Corporation and the Optionee, and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable by the Stock Option Committee and are not inconsistent with this Plan.

        23.    Stock Option Period

        Each Stock Option and all rights and obligations thereunder shall expire on such date as the Stock Option Committee may determine, but not later than ten (10) years from the date such Stock Option is granted, and shall be subject to earlier termination as provided elsewhere in this Plan.

        24.    Exculpation and Indemnification of Stock Option Committee

        The present, former and future members of the Stock Option Committee, and each of them, who is or was a director, officer or employee of the Corporation shall be indemnified by the Corporation to the extent authorized in and permitted by the Corporation's Certificate of Incorporation, and/or Bylaws in connection with all actions, suits and proceedings to which they or any of them may be a party by reason of any act or omission of any member of the Stock Option Committee under or in connection with the Plan or any Stock Option granted thereunder.

        25.    Agreement and Representations of Optionee

        Unless the shares of Common Stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to the registration requirements under the Securities Act of 1933, each Optionee shall: (i) by and upon accepting a Stock Option, represent and agree in writing, in the form of the letter attached hereto as Exhibit "A," for himself or herself and his or her transferees by will or the laws of descent and distribution, that the Option Shares will be acquired for investment purposes and not for resale or distribution; and (ii) by and upon the exercise of a Stock Option, or a part thereof, furnish evidence satisfactory to counsel for the Corporation, including written and signed representations in the form of the letter attached hereto as Exhibit "B," to the effect that the Option Shares are being acquired for investment purposes and not for resale or distribution, and that the Option Shares being acquired shall not be sold or otherwise transferred by the Optionee except in compliance with the registration provisions under the Securities Act of 1933, as amended, or an applicable exemption therefrom. Furthermore, the Corporation, at its sole discretion, to assure itself that any sale or distribution by the Optionee complies with this Plan and any applicable federal or state securities laws, may take all reasonable steps, including placing stop transfer instructions with the Corporation's transfer agent prohibiting transfers in violation of the Plan and affixing the following legend (and/or such other legend or legends as the Stock Option Committee shall require) on certificates evidencing the shares:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE HOLDER THEREOF, WHICH OPINION SHALL BE ACCEPTABLE TO FIRST REGIONAL BANCORP, THAT REGISTRATION IS NOT REQUIRED."

        At any time that an Optionee contemplates the disposition of any of the Option Shares (whether by sale, exchange, gift or other form of transfer), he or she shall first notify the Corporation of such proposed disposition and shall thereafter cooperate with the Corporation in complying with all applicable requirements of law which, in the opinion of counsel for the Corporation, must be satisfied prior to the making of such disposition. Before consummating such disposition, the Optionee shall provide to the Corporation an opinion of Optionee's counsel, at the Corporation's expense, of which both such opinion and such counsel shall be satisfactory to the Corporation, that such disposition will not result in a violation of any state or federal securities laws or regulations. The Corporation shall remove any legend affixed to certificates for Option Shares pursuant to this Section if and when all of the restrictions on the transfer of the Option Shares, whether imposed by this Plan or federal or state law, have terminated.

        26.    Notices

        All notices and demands of any kind which the Stock Option Committee, any Optionee, Eligible Participant, or other person may be required or desires to give under the terms of this Plan shall be in writing and shall be delivered in hand to the person or persons to whom addressed (in the case of the Stock Option Committee, with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Secretary of the Corporation), by leaving a copy of such notice or demand at the address of such person or persons as may be reflected in the records of the Corporation, or by mailing a copy thereof, properly addressed as above, by certified or registered mail, postage prepaid, with return receipt requested. Delivery by mail shall be deemed made upon receipt by the notifying party of the return receipt request acknowledging receipt of the notice or demand.

        27.    Limitation on Obligations of the Corporation

        All obligations of the Corporation arising under or as a result of this Plan or Stock Options granted hereunder shall constitute the general unsecured obligations of the Corporation, and not of the Board of Directors of the Corporation, any member thereof, the Stock Option Committee, any member thereof, any officer of the Corporation, or any other person or any Subsidiary, and none of the foregoing, except the Corporation, shall be liable for any debt, obligation, cost or expense hereunder.

        28.    Limitation of Rights

        The Stock Option Committee, in its sole and absolute discretion, is entitled to determine who, if anyone, is an Eligible Participant under this Plan, and which, if any, Eligible Participant shall receive any grant of a Stock Option. No oral or written agreement by any person on behalf of the Corporation relating to this Plan or any Stock Option granted hereunder is authorized, and such may not bind the Corporation or the Stock Option Committee to grant any Stock Option to any person.

        29.    Severability

        If any provision of this Plan as applied to any person or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, or unenforceable, the same shall in no way affect any other provision hereof, the application of any such provision in any other circumstances, or the validity or enforceability hereof.

        30.    Construction

        Where the context or construction requires, all words applied in the plural herein shall be deemed to have been used in the singular and vice versa, and the masculine gender shall include the feminine and the neuter and vice versa.

        31.    Headings

        The headings of the several paragraphs herein are inserted solely for convenience of reference and are not intended to form a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

        32.    Successors

        The Plan shall be binding upon the respective successors, assigns, heirs, executors, administrators, guardians and personal representatives of the Corporation or Optionees.

        33.    Governing Law

        To the extent not governed by the laws of the United States, this Plan shall be governed by and construed in accordance with the laws of the State of California.

        34.    Conflict

        In the event of any conflict between the terms and provisions of this Plan, and any other document, agreement or instrument, including, without meaning any limitation, any Stock Option Agreement, the terms and provisions of this Plan shall control.

 APPENDIX B

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
FIRST REGIONAL BANCORP

H. ANTHONY GARTSHORE and THOMAS E. MCCULLOUGH certify that:

        1.     They are the president and secretary, respectively, of FIRST REGIONAL BANCORP, a California corporation.

        2.     Article FOUR of the Articles of Incorporation of this corporation is hereby amended to read as follows:

  "FOUR: This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called "Common Stock"; the second class of shares to be called "Preferred Stock." The total number of shares of stock which this Corporation shall have authority to issue is one hundred sixty million (160,000,000), of which one hundred fifty million (150,000,000) shall be Common Stock and ten million (10,000,000) shall be Preferred Stock.

  The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series."

        3.     The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

        4.     The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is                                    . The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:	By:	H. Anthony Gartshore President
	By:	Thomas E. McCullough Secretary

B-1

FIRST REGIONAL BANCORP
PROXY	2009 ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2009	PROXY

            The undersigned shareholder of First Regional Bancorp (the "Company") hereby nominates, constitutes and appoints Gary M. Horgan and Lawrence J. Sherman, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company to be held on Thursday, May 21, 2009, at 11:00 a.m. in the Board Room of First Regional Bank, 1801 Century Park East, Century City, California 90067, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

Please mark your votes as indicated in this example ☒

1.	Election of Directors. Electing the following three (3) persons named below and in the Proxy Statement dated April [ ], 2009, accompanying the Notice of said Meeting, to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and have qualified:	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

Gary M. Horgan, Thomas E. McCullough, Richard E. Schreiber

(INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

If you execute and return a proxy that does not withhold authority to vote for the election of any nominee, your proxy will be deemed to grant such authority.

2.	Approval to Amend and Restate the Company's 2005 Stock Option Plan. Approving an amendment and restatement of the Company's 2005 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 to 800,000 shares.	☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Authorization to Issue Preferred Stock. Approving an amendment to the Company's Articles of Incorporation to authorize the Company to issue up to ten million (10,000,000) shares of preferred stock.	☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

PLEASE SIGN AND DATE THE OTHER SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1, AND A VOTE OF "FOR" ON PROPOSAL 2 AND PROPOSAL 3. WITH RESPECT TO PROPOSALS 1, 2, AND 3 THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. WITH RESPECT TO PROPOSAL 1, THE PROXY ALSO CONFERS AUTHORITY TO CAST VOTES IN SUCH A WAY AS TO EFFECT THE ELECTION OF ALL THREE NOMINEES. IN ALL MATTERS OTHER THAN PROPOSAL 1, 2 AND 3, IF ANY, PROPERLY PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

             (Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

             I do ☐                do not ☐        expect to attend the Meeting.

Dated:	, 2009

(Number of Shares)

(Please Print Your Name)

(Signature of Shareholder)

(Please Print Your Name)

(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

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PRELIMINARY COPY SUBJECT TO COMPLETION
VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
EXECUTIVE COMPENSATION
Summary Compensation Table
ALL OTHER COMPENSATION
PROPOSAL 2 AMENDMENT TO THE COMPANY'S 2005 STOCK OPTION PLAN
PROPOSAL 3 AMENDMENT TO THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
COMMUNICATIONS WITH THE BOARD AND ANNUAL MEETING ATTENDANCE
CODE OF BUSINESS CONDUCT AND ETHICS
SHAREHOLDER PROPOSALS
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
ANNUAL REPORT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009
  APPENDIX A
AMENDED AND RESTATED FIRST REGIONAL BANCORP 2005 STOCK OPTION PLAN Originally Adopted by the Board of Directors on May 26, 2005 Originally Approved by the Shareholders on May 16, 2006 Amended and Restated Plan Approved by the Board of Directors on July 25, 2008 Amended and Restated Plan Approved by the Shareholders on , 2009
APPENDIX B CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF FIRST REGIONAL BANCORP